By-Laws

                              of

                 BEN & JERRY'S HOMEMADE, INC.


                          Article I

                   Articles of Association

     The name, location of the registered office, the registered agent, and the purposes and powers of the Corporation shall be as set forth in the Articles of Association, and these By-Laws; the purposes and powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Association; and the Articles of Association are hereby made a part of these By-Laws.

     All reference in these By-Laws to the Articles of Association shall be construed to mean the Articles of Association of the Corporation as from time to time amended.

                          Article II

                         Shareholders

     Section 1. Annual Meeting. The annual meeting of shareholders commencing with the year 1986 shall be held no later than seven months after the close of the Corporation's fiscal year, on such date as may be set by the Board of Directors. The annual meeting of shareholders shall be held at the registered office of the Corporation in Vermont, or at such other place either within or without the State of Vermont, as shall be stated in the notice of the meetings or in a duly executed waiver thereof. The hour of the meeting shall be such hour as shall be stated in the notice of the meeting, or in a duly executed waiver thereof. The purpose of the annual meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting. Election of directors and of the secretary need not be by written ballot. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Association and by these By-Laws, may be specified by the President, the Board of Directors, the Secretary, or the Secretary upon the written request of the holders of not less than one-tenth of all of the shares entitled to vote at the meeting on such additional purposes. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation. If such annual meeting is omitted on the day herein provided therefore, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for in Article II, Section 2 hereof, relating to special meetings of shareholders.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, the Secretary, or the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, for any purpose. Special meetings shall be held at the registered office of the Corporation in Vermont, or at such other place either within or without the State of Vermont, and on such date and hour as shall be fixed by the President, the Board of Directors, the Secretary, or the Secretary upon written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting and stated in the notice of the meeting, or in a duly executed waiver therefore.

     Section 3. Notice of Meeting; Waiver. Written notice of the place, date and hour at which an annual or special meeting is to be held shall be given personally or put in the regular mails to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting by or at the direction of the President, the Secretary, or the other persons calling the meeting. Notice of a special meeting shall state, in addition to the foregoing information, the purpose for which it is called. A written Waiver of Notice of a meeting, signed before or after the meeting by the person or persons entitled to notice, shall be deemed equivalent to notice, provided that such Waiver of Notice is inserted in the corporate minute book. Such a writing need not state the purpose of the meeting for which it waives notice.

     Section 4. Quorum. Except as otherwise provided by law, the Articles of Association or these By-Laws, at any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except that where a separate vote by a class or classes (or series thereof) or separate voting group is required by law, the Articles of Association or these By-Laws, a majority of the votes entitled to be cast by such class or classes (or a series thereof) or a separate voting group shall constitute a quorum with respect to that matter. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any shareholders. If the required quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 5. Voting and Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary of the meeting, or any adjournment thereof, before being voted. Unless otherwise provided therein, no proxy shall be valid after eleven months from the date of its execution. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. Except as otherwise provided by law, or by the Articles of Association, each shareholder of record on the record date for the meeting shall be entitled to one vote for every share standing in his name on the books of the Corporation. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Association or by these By-Laws, and except that, where a separate vote by a class or classes (or series thereof) or separate voting group is required by law, the Articles of Association or these By-Laws for any question, a majority of the votes properly cast by such class or classes (or series thereof) or separate voting group shall decide the question (except when a larger vote is required by law, by the Articles of Association or by these By-Laws).

     Section 6. Notice and Record Date of Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice in the standard form shall be given to each shareholder of record entitled to vote at the adjourned meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 7. Record of Shareholders; Lists. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a record date, which shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting. If no record date is fixed for such purposes, the record date shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, or, if notice of a meeting is waived, at the close of business on the day next preceding the day on which the meeting is held. The Secretary of the Corporation, or his delegate, shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder at the registered office of the Corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II of these By-Laws, the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

     Section 9. Shareholders' Right of Inspection. Any shareholder, in person or by attorney or other agent, shall upon written demand under oath stating the purposes thereof, have the right during the usual hours of business to inspect for any proper purpose of the corporation's stock ledger, a list of its shareholders and its other books and records, and to make extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, provided that such waiver of notice is inserted in the corporate minute book. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or documents filed with the Secretary of State.








                         Article III

                          Directors

     Section 1. Board of Directors; Number, Terms and Quorum. The number of directors which shall constitute the Board of Directors shall be no less than three (3) and not more than twelve (12). Within the foregoing limits, the number of directors may be increased at any time or from time to time by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time, either by stockholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders. Directors need not be residents of the State of Vermont or shareholders. The Board of Directors shall be elected annually by the shareholders at the annual meeting thereof. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 2. Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as these By-Laws shall otherwise require.

     Section 3. Resignation. Any director may resign at any time upon delivery of his resignation in writing to the President, the Treasurer, the Secretary or to the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

     Section 4. Committees. The Board of Directors may, by resolution passed by majority of the whole board, designate one or more committees, including an executive committee, from among the members of the whole board. The board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. If no such alternate members have been designated for such a committee, the members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the whole board which establishes it and permitted by Vermont law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to any papers which may require it. Any director may be a member of more than one committee. The procedures to be followed by such committees with respect to quorum, voting and other such matters shall be the same as those specified for meetings of directors.

     Section 5. Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or committees thereof may be taken by telephone conference call, between at least a majority of the directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

     Section 6. Vacancies and Newly-Created Directorships. If any vacancies occur on the Board of Directors by reason of the death, immediately effective resignation, retirement or removal from office of any director or resulting from any increase in the number of directors, all the directors then in office, although less than a quorum, may by a majority vote choose a successor or successors. Unless sooner displaced the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the directors remaining in office after the occurrence of a vacancy shall be unable by majority vote to fill such vacancy within thirty (30) days of the occurrence thereof, the President or Secretary of the Corporation may call a special meeting of the shareholders at which such vacancy shall be filled. In the event that one or more directors tenders a resignation from the board effective at a future date, which date is prior to the next annual meeting of shareholders, the prospective vacancy or vacancies shall be filled by vote of a majority of the directors then in office, although less than a quorum, including those who have so resigned. Such vote shall take effect when such resignation or resignations shall become effective and each director so chosen shall, unless sooner displaced, hold office until the due election and qualification of his successor at the next annual meeting of the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors as provided above or by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 7. Place, Time and Notice of Meetings. The directors may hold their meeting in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time. The Board of Directors shall meet each year immediately after the annual meeting of shareholders, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. Other meetings of the directors shall be held at the call of the President or of the Secretary or of any one director. Notice of the date, time and place of directors' meetings except the annual organization meeting shall be given to each director entitled thereto by letter, telegram, cable or radiogram, delivered for transmission not later than during the third day immediately preceding the day of the meeting, or by word of mouth, telephone or radiophone received not later than during the second day immediately preceding the day of the meeting. Such notice may be waived by a director in a writing signed either before or after the meeting for which such notice was required to be given, provided that such waiver of notice is inserted in the minute book, and shall be deemed waived by any director who attends the meeting for which such notice was required to be given, unless such attendance is for the express purpose of objecting to the holding of the meeting. Notice of a later meeting need not be given to any director who attended a prior meeting at which such latter meeting was duly called and the time, date and place thereof noticed.

     Section 8.  Chairman of the Meeting.  The President of the
Corporation, if present and acting, shall preside at all meetings of the Board of Directors unless the Chairman of the Board is present; otherwise, a director chosen by a majority of the board at the meeting shall preside.

                          Article IV

                           Officers

     Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman, a President, a Treasurer, a Secretary, and such officers, including without limitation, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, Director of Manufacturing, Director of Manufacturing Development, Director of Sales, Director of Retail Operations, Director of Marketing, Manager of Treasury Operations, Director of Quality, Director of Human Resources, and Director of Social Mission as the directors at their annual meeting or thereafter from time to time may elect or appoint. The Chairman, Vice Chairman, President, Vice President, Secretary and Treasurer shall be elected annually by the directors at their annual meeting following the annual meeting of the shareholders, other officers may be chosen by the directors at such meeting or at any other time. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon delivering his resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer elected by the Board of Directors may be removed at any time for cause or without cause by majority vote of the whole Board of Directors taken at a meeting duly called and held. Neither notice nor a hearing need be given to any officer proposed to be so removed. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal of an officer or otherwise, shall be filled by the Board of Directors in the same manner as provided for ordinary elections of officers by directors, and an officer so chosen shall hold office until the next regular election for that office, or until earlier death, resignation or removal. The salaries of all officers shall be fixed from time to time by the Board of Directors.
     Section 2. President. It shall be the duty of the President to preside at all meetings of the shareholders (unless the Chairman is present) and all meetings of the Board of Directors (unless the Chairman is present) and to have general authority over the conduct of the business of the Corporation, except to the extent that the Chairman is designated by the Board of Directors or the Chief Executive Officer of the Corporation.

     Section 3. Vice President. The Vice President, or Vice Presidents, shall have such powers and duties as shall be assigned to them by the Board of Directors or the President.

     Section 4. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction and under the supervision of the directors, have general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation, except his own bond; authority to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money payable to the Corporation or its orders, and to accept drafts on behalf of the Corporation; authority to pay or cause to be paid all dividends voted by the Board of Directors; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the Board of Directors, he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the directors shall require. Any Assistant Treasurer shall have such powers and duties as the directors or the President may delegate to him.

     Section 5. Secretary. The Secretary shall, in addition to any duties imposed upon him by virtue of his office pursuant to Vermont law, the Articles of Association or these By-Laws, keep an attested copy of the Articles of Association and amendments hereto, and of these By-Laws with a reference on the margin of said By-Laws to all amendments thereof, all of which documents and books shall be kept at the registered office of the Corporation or at the office of the Secretary. Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept, at the registered office of the Corporation or at his office, the stock and transfer records of the Corporation, in which shall be contained the names of all shareholders, their record addresses, the number of shares held by each, the time when they respectively acquired the shares and the time of any transfers thereof. The Secretary shall give or cause to be given such notice as may be required of all meetings of shareholders and all meetings of the Board of Directors, and shall keep the seal of the Corporation in safe custody and affix it to any instrument when such action is incident to his office or is authorized by the Board of Directors. Any Assistant Secretary shall have such powers and duties as the directors or the President shall delegate to him or her.

     Section 6. Chairman. It shall be the duty of the Chairman to preside at all meetings of the Board of Directors and at all meetings of the shareholders and, if designated the Chief Executive Officer of the Corporation, to have general authority over the conduct of the business.

     Section 7. Vice Chairman. The Vice Chairman shall have such powers and duties as shall be assigned by the Board of Directors or the Chairman.

     Section 8. Other Officers. Other officers elected or appointed by the Board of Directors shall have such duties and powers as shall be assigned to them by the Board of Directors or the President.

     Section 9. Other Powers and Duties. Subject to these By-Laws, each officer shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as the directors or the President may from time to time delegate to him.
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                          Article V

                       Shares of Stock

     Section 1. Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Association, as amended from time to time.

     Section 2. Stock Certificates. Each shareholder shall be entitled to a certificate representing the shares of the Corporation owned by him, under the corporate seal or a facsimile thereof, in such form as may be prescribed from time to time by the directors. The certificate shall be signed by the President or a Vice-President, and by the Treasurer or the Secretary but when a certificate is countersigned by a transfer agent or a registrar, other than the Corporation itself or an employee thereof, such signature may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.

     Every certificate representing the Corporation's shares which are subject to any restriction on transfer pursuant to the Articles of Association, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation's shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Section 3. Transfer. Subject to the restrictions, if any, stated or noted on the certificates, shares may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed by the registered holder or by his duly authorized attorney pursuant to a written power of attorney properly executed, and with such proof of the authenticity of signature as the Secretary of the Corporation or its transfer agent may reasonably require, if the Corporation has no notice of any adverse claim. Except as may be otherwise required by law, by the Articles of Association or by these By-Laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such shares, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each shareholder to notify the Corporation of his mailing address.

     Section 4. Lost or Destroyed Certificates. The Corporation shall issue a new certificate in the place of any certificate theretofore issued where the holder of record of the certificate satisfies the following requirements:

              (A) Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully take

              (B) Timely Request. Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for the value in good faith and without notice of any adverse claims;

              (C) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claims that may be made on account of the alleged loss, destruction or theft of the certificates; and

              (D) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

              When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

              Section 5. Fractional Shares. Certificates representing fractional shares may be issued by the Corporation. No holder of any fractional share shall be entitled to any vote with respect thereto unless, and to the extent that, the holder or holders of fractional shares aggregating one or more full shares unite for the purpose of voting at any such meting, in which case such holder or holders shall be entitled to one vote at such meeting for each full share represented by the aggregate of such fractional shares held by such holder or holders.

              Section 6. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the
Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares until the share is fully paid.

                          Article VI

             Notes, Checks, Drafts and Contracts

              Section 1. The Notes, Checks and Drafts. The notes, checks and drafts of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and in the absence of such designation by the Treasurer. Manual signature or signatures shall be required on all notes and drafts of the Corporation. In the case of checks of the Corporation, either manual or facsimile signature or signatures may be used.

              Section 2. Contracts. Contracts of the Corporation shall be executed by such person or persons as may be generally designated by the Board of Directors and, in the absence of such designation, by the Chairman, President, a Vice President or the Treasurer.

                         Article VII

                Indemnification and Insurance

              Section 1. Definitions. For purposes of this Article VII, the following definitions shall apply:

              (1) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.


              (2) "Expenses" mean the reasonable costs incurred in connection with a proceeding, including reasonable attorneys' fees.

              (3) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

              (4)     "Official capacity" means:

                      (a) when used with respect to a director, the office of director in a corporation; and
                      (b) when used with respect to an individual other than a director, as contemplated in Section 6 of this Article VII, the office in the Corporation held by the officer or the employment agency relationship undertaken by the employee or agent on behalf of the Corporation. Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust employee benefit plan, or other enterprise.

              (5) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

              (6) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

              (7) "Special legal counsel" means counsel that has never been an employee of the Corporation and who has not, and whose firm has not, performed legal services for the Corporation pertaining to the matter for which indemnification is sought for a period of at least two years before retention as special counsel.

              Section 2.  Authority to Indemnify.

              (A) Except as provided in Subsection (D) of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

                 (1) in the director conducted himself or herself in good faith;
                     and
                 (2) the director reasonably believed:



                     (a) in the case of conduct in the director's official
                         capacity with the Corporation, that the director's conduct was in its best interests; and
                     (b) in all other cases, that the director's conduct was at least not opposed to its best interests; and

                 (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

              (B) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (A)(2)(B) of this Section.

              (C) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

              (D)    The Corporation may not indemnify a director under this
                     Section:

                     (1) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

                     (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

              (E) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

              Section 3. Mandatory Indemnification. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.


              Section 4.  Advance for Expenses.

              (A) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                 (1) the director furnished the Corporation a written affirmation of his or her good faith belief that the director has met the standard of conduct described in Section 2 above;

                 (2) the director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

                 (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VII.

              (B)    The undertaking required by Subsection (A)(2) of this
Section 4 must be an unlimited general obligation of the director, but need not be secured and may be accepted by the Corporation without reference to financial ability to make repayment.

              (C) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 5 of this Article VII.

              Section 5.  Determination and Authorization of Indemnification.

              (A) Except as provided in Section 4 of this Article VII, the Corporation may not indemnify a director under Article VII of these By-Laws prior to the final resolution of a proceeding, whether by judgment, order, settlement, conviction, plea or otherwise, and unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2 of this Article VII.

              (B)    The determination required by Subsection (A) of this
Section 5, in accordance with the terms of Section 2 of this Article VII shall be made:

                 (1) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;


                 (2) if a quorum cannot be obtained under subdivision (1) of this Subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                 (3) by written opinion of special legal counsel;

                     (a) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or
                     (b) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                 (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

              (C) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (B)(3) of this
Section 5 to select counsel.

              Section 6.  Indemnification of Officers, Employees and Agents.

              (A) An officer of the Corporation who is not a director, and including as officers those persons described in Section 1 of Article
IV of the By-Laws, is entitled to mandatory indemnification under Section 3 of
Article VII and is entitled to apply for court-ordered indemnification under the Vermont Business Corporation Law, in each case to the same extent as a director;

              (B) The Corporation shall indemnify and advance expenses under this Article VII to an officer of the Corporation who is not a director to the same extent as a director and may indemnify and advance expenses under this
Article VII to an employee or agent of the Corporation who is not a director or an officer (as provided in Subsection (A) of this Section 6) to the same extent as a director.


              Section 7. Non-Exclusivity. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

              Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising out of his or her status as such director, officer, employee or agent, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of Sections 2 and 3 of this Article VII or otherwise under the provisions of the Vermont Business Corporation Act.

                         Article VIII

                   Miscellaneous Provisions

              Section 1. Fiscal Year. Except as from time to time determined by the directors, the fiscal year of the Corporation shall end on the last day of December in each year.

              Section 2. Seal. The seal of the Corporation shall, subject to alteration by the directors, consist of a flathead, circular die with the words Vermont," Ben & Jerry's Homemade, Inc." and 1977" cut or engraved thereon.

              Section 3. Registered Office and Registered Agent. The address of the registered agent shall be as set forth in the Articles of Association. The books of the Corporation including its stock ledger, books of account, and minute books, shall be kept at the registered office of the Corporation or its Secretary.

              Section 4. Agents. The Board of Directors may appoint agents of the Corporation possessing authority as broad as is not inconsistent with these By-Laws or applicable law.

              Section 5. Voting of Shares in Other Corporations. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution), at any meeting of shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

              Section 6. Amendments. These By-Laws may at any time be repealed, altered or amended by vote of the directors.

              Section 7. Interpretation. In these By-Laws, unless there shall be something in the subject or context inconsistent therewith:

               "Shareholder" means one who is a holder of record of shares of the Corporation.

              The word "Meeting" includes the annual election of Directors.

              Words importing the singular number include the plural, and vice versa; words importing males include females; and words importing natural persons include corporations.



              Any provision of these By-Laws which contravenes the statutes of the State of Vermont shall be of no effect, and in all such cases the general corporation laws of the State of Vermont shall control.